UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2024
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.	Submission of Matters to a Vote of Security Holders

Results of the Annual Meeting of Stockholders

An Annual Meeting of Stockholders (the “AGM”) of the Company was held on February 16, 2024 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 29,253,214 shares (55.67% of the 52,545,350 issued and outstanding shares of the Company’s common stock entitled to vote as of January 8, 2024, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1.           To elect four directors:

Nominee	For		Withheld
Martin Shen	18,570,488	99.81%	34,677	0.19%
Hsien Loong Wong	18,498,355	99.43%	106,810	0.57%
Yew Poh Leong	17,792,755	95.63%	812,410	4.37%
Michael Chan	16,776,828	90.17%	1,828,337	9.83%
Eng Ho Ng	18,348,797	98.62%	256,368	1.38%

There were 10,648,049 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 2.          To ratify the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2024. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
29,127,505	99.57%	45,658	0.16%	80,051	0.27%

There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.

Agenda Item 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
18,346,889	98.61%	131,607	0.71%	126,669	0.68%

There were 10,648,049 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this proposal.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

Effective on February 19, 2024, following the annual meeting the Company’s Board of Directors re-appointed the following officers:

Martin Shen	President and Chief Executive Officer; and

Yew Hon Lee	Chief Financial Officer, Secretary and Treasurer.

In addition, on February 20, 2024, the Company issued a news release announcing the results of the AGM. A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated February 20, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: February 20, 2024	By:	/s/ Martin J. Shen
Martin J. Shen President, CEO and Director